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                                                                   Exhibit 10.34

Amendment to Lease Agreement

                                  AMENDMENT TO
                                 LEASE AGREEMENT

Effective Date: February 1, 2003

      I.S. Capital, LLC (LESSOR) and Mobility Electronics, Inc. (LESSEE), entered into that certain Standard Multi-Tenant Office Lease dated July 17, 2002 (the "LEASE"). The Lease provides that Lessor will provide janitorial services, the cost of which will be included in Lessee's RENT and proportionate share of OPERATING EXPENSES, as those terms are defined in the Lease. The parties wish to amend the Lease pursuant to this amendment (AMENDMENT), and provide instead that Lessee shall be responsible for all arrangements and payment of the expenses associated with janitorial services provided to Lessee's leased premises (PREMISES), in consideration for a reduction of $1,100.00 per month in Rent.

      Additionally, Section 2 of the Lease's Addendum accounts for a "FREE RENT PERIOD" during Lessee's initial months of occupancy, in lieu of a Tenant Improvement Allowance, in consideration for Lessee's direct payment for its tenant improvements costing no less than $303,000. Section 4.1 of the Lease defines Rent to include all monetary obligations of Lessee to Lessor under the Lease except the Security Deposit, which by such definition includes the Tenant Improvement Allowance and therefore any credits in lieu.

      Accordingly, effective as of the date of this Amendment, Lessor shall be relieved from any obligation under the Lease to provide janitorial services to the Premises, Lessor shall reduce the monthly Rent by $1,100.00 each month that Rent is due, and the first month in which Rent is due after the Free Rent Period (November 2003), is recomputed to $3,152.10. Correspondingly, Lessee shall be relieved of, and Lessor may not demand payment of, any janitorial expense as it relates to Lessee's Rent or proportionate share of Operating Expenses for the Premises, and Lessee's first Rent payment becomes $3,152.10.

      This Amendment does not affect Lessor's obligation to provide any janitorial services to the common areas of the project, which remain as stated in the Lease. In the event of any conflict between the Lease and this Amendment, this Amendment will control. The parties acknowledge that the effective date stated above is correct, even though this Amendment was not executed as of the effective date.

      The Lease shall remain in full force and effect except to the extent amended hereby.

MOBILITY ELECTRONICS, INC.                I.S. CAPITAL, LLC
LESSEE                                    LESSOR

By:                                 By:
   ---------------------------         ---------------------------------

Name:   Joan W. Brubacher           Name:
     -------------------------           -------------------------------

Title:           EVP & CFO          Title:
      ------------------------            ------------------------------

Date:    March 5, 2003              Date:
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Lease Amend Perimeter  3/5/03